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                                                                   Exhibit 10.18

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT


     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (THE "AGREEMENT") is made as of the 16 day of June, 1995, by and between TERAYON CORPORATION, a California corporation (the "Corporation"), and LEWIS SOLOMON, an individual ("Purchaser").

                                  WITNESSETH:

     WHEREAS, the Corporation desires to issue and sell, and the Purchaser desires to purchase, Series A Preferred Stock of the Corporation as herein described, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, IT IS AGREED between the parties as follows:

     1. Purchaser hereby agrees to purchase from the Corporation and the Corporation agrees to sell to the Purchaser Fifty Thousand (50,000) shares of the Corporation's Series A Preferred Stock (the "Stock") at $0.9545 per share for an aggregate purchase price of Forty-Seven Thousand Seven Hundred and Twenty-Five Dollars ($47,725.00) (the "Purchase Price"). Payment of the Purchase Price shall be made by delivery to the Company of a Promissory Note (the "Promissory Note"), substantially in the form of Exhibit A attached hereto, secured by a Pledge Agreement (the "Pledge Agreement") substantially in the form of Exhibit B attached hereto.

     2. Purchaser acknowledges that he is aware that the Stock to be issued to him by the Corporation pursuant to this Agreement has not been registered under the Securities Act of 1933, as amended (the "Act"), and that the Stock is deemed to constitute "restricted securities" under Rule 144 promulgated under the Act. In this connection, Purchaser warrants and represents to the Corporation that Purchaser is purchasing the Stock for Purchaser's own account and Purchaser has no present intention of distributing or selling said stock except as permitted under the Act and applicable state blue sky laws. Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships with the Corporation or any of its officers, directors or controlling persons, or (ii) the capacity to protect his own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of any professional advisors to the Purchaser who are unaffiliated with and who are not compensated by the Corporation or any of its affiliates, directly or indirectly. Purchaser further acknowledges that the exemption from registration under Rule 144 will not be available for at least three years from the date of sale of the Stock unless after at least two years from the date of sale (i) a public trading market then exists for the Series A Preferred Stock (or the Common Stock into which the Series A Preferred Stock is convertible) of the Corporation, (ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Stock may be made only in limited amounts in accordance with such terms and conditions.

                                      1.


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     3.  All certificates representing any shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legends:

         (a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION THEREFROM IS AVAILABLE.

         (b) Any legend required to be placed thereon by the Corporation's
     Bylaws.

         (c) Any legend required to be placed thereon by appropriate Blue Sky officials.

     4. Subject to the provisions of the Promissory Note and the Pledge Agreement, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a shareholder of the Corporation with respect to the Stock deposited in said escrow.

     5. Purchaser hereby agrees that, if so requested by the Corporation, Purchaser shall not sell or otherwise transfer (other than to donees who agree to be similarly bound) any of the Stock or other securities of the Corporation during the one hundred eighty (180) day period following the effective date of a registration statement of the Corporation filed under the Act; provided that such restriction shall only apply to the first two registration statements of the Corporation to become effective which include securities to be sold on behalf of the Corporation to the public in an underwritten offering; and provided, further, that all officers and directors of the Corporation enter into similar agreements.

     In order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to the Stock (or Common Stock issued upon conversion of the Stock) held by Purchaser until the end of such period.

     6. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     7. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or delivery by express courier, or four days after deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at its address hereinafter shown below its signature or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

     8. This Agreement shall be governed by the laws of the State of California and interpreted and determined in accordance with the laws of the State of California, as such laws are applied by California courts to contracts made and to be performed entirely in California by residents of that state.


                                      2.

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     9.  This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, shall be binding upon the Purchaser, his heirs, executors, administrators, successors and assigns.

     10. This Agreement, together with the Exhibits hereto, constitutes the entire, final and exclusive statement of the agreement of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:                               TERAYON CORPORATION:



________________________________         By __________________________________
LEWIS SOLOMON                               Zaki Rakib
                                            Chief Executive Officer

Address:                                    Address:
G&L Investments                             404 Saratoga Avenue
144 Nassau Boulevard                        Suite 201
West Hampstead, NY  11552                   Santa Clara, CA  95050



Exhibit A      Promissory Note
Exhibit B      Stock Pledge Agreement
Exhibit B-1    Escrow Agreement
Exhibit B-2    Assignment Separate From Certificate

                                      3.